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Analysts International Corporation Reports 2008 Second Quarter
Financial Results

Company’s Business Transformation Plan Continues to Progress

MINNEAPOLIS, MN — July 29, 2008 — Analysts International Corporation (NASDAQ: ANLY), a diversified IT services company, today announced its financial results for the 2008 second quarter which ended on June 28, 2008.

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Revenue totaled $82.0 million for the second quarter of 2008, compared to $89.2 million for the second quarter of 2007. This decrease in revenue is largely the result of lower headcount in our staffing business and a decrease in product sales as the Company transitions to providing clients with higher-value services.

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Analysts International Corporation reported a net loss of $1.0 million, or $0.04 per diluted share, for the second quarter of 2008, compared to a net loss of $0.7 million, or $0.03 per diluted share, for the second quarter of 2007. The reported net losses above included a $0.9 million, or $0.04 per diluted share, and a $0.6 million, or $0.02 per diluted share, charge for restructuring, severance and other consulting costs in the second quarters of 2008 and 2007, respectively.

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Gross margin was $13.0 million, or 15.8 percent of revenue, for the second quarter of 2008, compared to $14.1 million, or 15.8 percent of revenue, in the second quarter of 2007.  The decrease in gross margin dollars corresponds with the second quarter year-over-year decrease in revenue.

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Selling, administrative and other expenses declined by $1.2 million in the second quarter of 2008 when compared to the second quarter of 2007, reflecting the Company’s success in implementing its strategy and reducing costs in certain areas.

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For the six months ended June 28, 2008, the Company reported revenue of $164.8 million compared to $178.4 million for the comparable period a year ago. The net loss for the first half of 2008 was $2.0 million, or $0.08 per diluted share, compared to a net loss of $2.8 million, or $0.11 per diluted share, for the first half of 2007. The reported net losses above included a $2.8 million, or $0.11 per diluted share, and a $1.8 million, or $0.07 per diluted share, charge for restructuring, severance and other consulting charges, in the second quarters of 2008 and 2007, respectively.

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Gross margin was $27.6 million, or 16.7% of revenue, in the first half of 2008 compared to $28.7 million, or 16.1% of revenue in the first half of 2007. The decrease in gross margin dollars corresponds with the year-over-year decrease in revenue.

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Selling, administrative and other expenses declined by $2.7 million for the six months ended June 28, 2008, when compared to the first half of 2007, reflecting the Company’s success in implementing its strategy and reducing costs in certain areas.

“We continue to make steady progress in transforming AIC into a value-driven IT services company that delivers greater value to its shareholders,” said Elmer Baldwin, President and CEO. “Our primary focus for the first half of 2008 has been on aligning our cost structure with the business, making the investments required to increase our mix of higher-margin services and exiting our lowest-margin and non-core lines of business. We expect these changes to result in improved performance and remain on track to achieve sustained profitability in the second half of 2008.

“Although we will continue to look for opportunities to improve our cost structure, the majority of the restructuring is behind us,” continued Baldwin. “Going forward, we will focus on marketing our services, hiring best-in-class people and delivering on the needs and expectations of our clients. AIC’s new business activity remains steady and the number of opportunities to provide premium staffing, high value-add solutions, project-oriented services and managed teams to our clients continues to increase,” said Baldwin.

Analysts will host a conference call today at 9:00 am CT to discuss second quarter 2008 results. Interested parties may access the call by dialing 1-866-290-0882, or 1-913-312-1524 for international participants, and asking for the Analysts International conference call. Live audio of the conference may also be accessed via the Internet at www.analysts.com, where it will be archived. Interested parties can also hear a replay of the call from 12:00 pm CT on July 29, 2008 to 10:59 pm CT on August 5, 2008, by calling 1-866-245-6755, or 1-416-915-1035 for international callers, and using access code 154287.

About Analysts International Corporation

Headquartered in Minneapolis, MN, Analysts International Corporation (NASDAQ: ANLY) is a diversified technology services company. With sales and customer support offices in the United States and Canada, AIC provides information technology solutions and staffing services, including: Technology Solutions, which provides network services, infrastructure, application integration, IP telephony and hardware solutions to the middle market; Professional Services, which provides highly-skilled project managers, business analysts, developers and other IT consultants to assist its clients with strategic change; and IT Resources Staffing, which provides best value, best response supply of resources to high-volume clients. For more information, visit www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This Press Release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Statements made in the Press Release for the conference call by the Company, or its President and CEO, Elmer Baldwin, regarding:  (i) transformation of the Company’s business to higher value, higher-margin services; (ii) expectation that the Company will not require additional, significant restructuring; (iii) continued demand for the Company’s services; and (iv) expected improvement in financial results in the second half of fiscal year 2008, including achievement of sustained profitability in the second half of fiscal year 2008 are forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which the Company or Mr. Baldwin expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:  (i) the Company requires further cost reductions that result in additional restructuring charges for severance-related payments, real-estate consolidation, capital expenditures for implementation or other associated costs; (ii) the status of the economy in general and its potential effect on client demand for IT services if the economy deteriorates; (iii) lack of success with or inadvisability of efforts to achieve growth in higher-value, higher margin business, including geographic expansion of our solutions service offerings or expansion of more desirable areas of our staffing business; (iv) significant rapid growth or loss in our business or significant lengthening of payment terms with a major client that creates a need for additional working capital; and (v) and other economic, business, market, financial, competitive and/or regulatory factors affecting the Company’s business generally, including those set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year, especially in the Management’s Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K. All forward-looking statements included in this Press Release are based on information available to the Company on the date of the Press Release. The Company undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in the Press Release to reflect events or circumstances after the date of the Press Release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

(Financials follow)

Analysts International Corporation
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended

(in thousands except per share amounts)	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Professional services revenue:
Provided directly	$58,162	$60,386	$118,902	$123,337
Provided through subsuppliers	14,230	14,820	28,326	30,942
Product sales	9,598	14,043	17,565	24,077
Total revenue	81,990	89,249	164,793	178,356

Cost of goods and services sold:
Cost of goods and services sold provided directly	46,491	48,115	94,108	98,436
Cost of goods and services sold provided through subsuppliers	13,730	14,200	27,304	29,700
Cost of product sales	8,793	12,790	15,783	21,495
Total cost of goods and services sold	69,014	75,105	137,195	149,631

Gross margin	12,976	14,144	27,598	28,725

Expenses:
Selling, administrative and other operating costs	12,940	14,104	26,629	29,373
Restructuring, severance, and other related costs	729	441	2,368	1,422
Amortization of intangible assets	279	267	558	533

Operating loss	(972)	(668)	(1,957)	(2,603)

Non-operating income	36	17	70	24
Interest expense	(43)	(65)	(135)	(143)

Loss before income taxes	(979)	(716)	(2,022)	(2,722)

Income tax expense	5	7	9	28

Net loss	$(984)	$(723)	$(2,031)	$(2,750)

Per common share:
Basic loss	$(0.04)	$(0.03)	$(0.08)	$(0.11)
Diluted loss	$(0.04)	$(0.03)	$(0.08)	$(0.11)

Average common shares outstanding	24,913	24,943	24,913	24,847
Average common and common equivalent shares outstanding	24,913	24,943	24,913	24,847

Analysts International Corporation
Consolidated Balance Sheets

(in thousands)	June 28, 2008 (unaudited)	December 29, 2007
Assets

Current assets:
Cash and cash equivalents	$107	$91
Accounts receivable, less allowance for doubtful accounts	58,972	66,074
Other current assets	1,340	2,101
Total current assets	60,419	68,266

Property and equipment, net	2,500	2,711
Other assets	13,518	14,294
Total assets	$76,437	$85,271

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$24,753	$27,780
Salaries and vacations	6,851	6,885
Line of credit	1,324	1,587
Deferred revenue	1,288	1,943
Restructuring accrual, current portion	760	1,900
Self-insured health care reserves and other amounts	1,036	1,516
Deferred compensation	550	1,868
Total current liabilities	36,562	43,479

Non-current liabilities:
Deferred compensation	921	927
Restructuring accrual	160	138
Other liabilities	530	692

Shareholders’ equity	38,264	40,035
	$76,437	$85,271

Analysts International Corporation
Reconciliation of non-GAAP Financial Measures
(in thousands)

Three Months Ended	Six Months Ended

	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Net loss as reported	$(984)	$(723)	$(2,031)	$(2,750)

Plus:
Restructuring severance and other related costs	729	441	2,368	1,422
Other consulting costs	180	159	406	382

Net (loss) income before special charges	(75)	(123)	743	(946)

Stock-based compensation expense	157	29	260	778
Depreciation	389	416	803	892
Amortization	279	267	558	533
Net interest expense	7	48	65	119
Income tax expense	5	7	9	28

Adjusted EBITDA*	$762	$644	$2,438	$1,404

*To supplement our consolidated financial statements presented in accordance with GAAP, we use the non-GAAP financial measure of Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) which is adjusted from results based on GAAP to exclude certain items. For the 2008 and 2007 periods, we have excluded expenses associated with stock based compensation, severance payments, restructure charges and adjustments, and the costs associated with outside consultants engaged to assist with special strategic initiatives and consideration of an unsolicited acquisition proposal. We believe these adjustments are helpful in providing a meaningful comparison between current results and prior reported results. This non-GAAP financial measure is provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure.

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